Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report of John D. Oil and Gas Company (the “Company”) on Form 10-K for the period ending December 31, 2011(the “Report”) with the Securities and Exchange Commission, I, Richard M. Osborne, Chairman of the Board and Chief Executive Officer of the Company, and I, Carolyn T. Coatoam, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 14, 2012	By:	/s/ Richard M. Osborne
Richard M. Osborne
Chairman of the Board and Chief Executive Officer

Date: June 14, 2012	By:	/s/ Carolyn T. Coatoam
Carolyn T. Coatoam
Chief Financial Officer